Exhibit 10.3
FORUM ENERGY TECHNOLOGIES, INC.
2016 STOCK AND INCENTIVE PLAN
STOCK APPRECIATION RIGHT AGREEMENT
This Stock Appreciation Right Agreement (this “Agreement”) is made as of __ day of ___________, 2019 the “Date of Grant”), between Forum Energy Technologies, Inc., a Delaware corporation (the “Company”), and _________________ (“Employee”).
To carry out the purposes of the Forum Energy Technologies, Inc. 2016 Stock and Incentive Plan (the “Plan”), by awarding Employee Stock Appreciation Rights (“SARs”) with respect to the common stock of the Company, par value $.01 per share (“Common Stock”), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:
1.Grant of SARs. The Company hereby grants to Employee [Number of SARs] SARs on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used but not defined in this Agreement shall have the meaning attributed to such terms under the Plan, unless the context requires otherwise.
2.Exercise Price and Threshold Condition. The exercise price of the SARs shall be $1.45 per share (the “Exercise Price”), which is 125% of the Fair Market Value of a share of Common Stock on the Date of Grant. Except as specifically provided otherwise herein, Fair Market Value of Common Stock shall be determined in accordance with the provisions of the Plan. For purposes of this Agreement, the “Threshold Condition” means that the average closing price of a share of Common Stock over the twenty (20) trading days prior to the Settlement Date (or such earlier date of settlement pursuant to Section 4(b)) is equal to or greater than $5.00.
3.Settlement of SARs. Subject to the earlier expiration of the SARs as herein provided, provided that the Employee has been continuously employed by Company or any of its Affiliates (collectively, the “Company Group”) from the Date of Grant through the third anniversary of the Date of Grant (the “Settlement Date”) and the Threshold Condition is met, the SARs shall be settled as soon as practicable after the Settlement Date by delivery of a number of shares of Common Stock equal to (i) the product of the total number of SARs multiplied by the excess of the Fair Market Value over the Exercise Price, divided by (ii) the Fair Market Value. No fraction of a share of Common Stock shall be issued by the Company upon settlement of SARs; rather, the Company shall round up to the nearest whole share. It is the current intention of the Company to issue shares of Common Stock in exchange for settlement of the SARs. However, the Company, at its own election, may settle the SARs in cash. If the Threshold Condition has not been met on the Settlement Date, the SARs will immediately terminate with no payment therefor. For purposes of the determination of the consideration payable upon settlement of SARs in this Section 3, “Fair Market Value” shall mean the average closing price of a share of Common Stock over the twenty (20) trading days prior to the Settlement Date (or such earlier date of settlement pursuant to Section 4(b)).
4.Termination of Employment. The SARs will terminate and will not be settled upon Employee’s termination of employment with the Company, except that:
(a) If Employee’s employment with the Company Group terminates by reason of death, Disability (as defined below) or, subject to the Committee’s sole and absolute discretion, in connection with the sale, disposition, joint venture involving or closure of a business or product line in which the Employee works prior to the Settlement Date, the number of SARs shall be pro-rated as determined by a fraction, the numerator of which shall be the number of months (not including any partial months) that have elapsed for the period beginning on the Date of Grant and ending on the date of Employee’s death or Disability, as applicable, and the denominator of which shall be 36, and the Employee shall remain entitled to settlement of such pro-rated number of SARs on the Settlement Date in accordance with the terms as provided in Section 3. Any remaining unvested portion of the SARs shall be forfeited. For purposes of this Section 4(a), a “Disability” occurs on the date that Employee becomes eligible for long‑term disability benefits pursuant to the Company’s long‑term disability plan.
(b) The SARs shall become vested and immediately settled as of the date of the Employee’s termination of employment if the Employee’s employment with the Company Group is terminated involuntarily by the Company without Cause or by the Employee for Good Reason following a Change in Control and prior to the Settlement Date. Settlement of the SARs pursuant to this Section 4(b) shall be in an amount as described in Section 3, subject to such additional terms as determined by the Board in its sole discretion on or prior to the date of the Change in Control, including, without limitation, whether the SARs become vested on a full or pro-rata basis and whether the Threshold Condition is reduced or disregarded. In lieu of the definition of “Good Reason” set forth in the Plan, “Good Reason” for purposes of this Agreement shall mean the occurrence of any of the following events without the Employee's express written consent:
(i) a change in the Employee’s status, title or position with the Company Group, including as an officer of the Company, which, in the Employee's good faith judgment, does not represent a promotion, with commensurate adjustment of compensation, from the Employee’s status, title or position as in effect immediately prior thereto; the assignment to the Employee of any duties or responsibilities which, in the Employee’s good faith judgment, are inconsistent with the Employee’s status, title or position in effect immediately prior to such assignment; the withdrawal from the Employee of any duties or responsibilities which, in the Employee’s good faith judgment, are consistent with such status, title or position in effect immediately prior to such withdrawal; or any removal of the Employee from or any failure to reappoint or reelect the Employee to any position; provided that the circumstances described in this item (i) do not apply as a result of the Employee’s death, Retirement, or Disability or following receipt by the Employee of written notice from the Company of the termination of the Employee's employment for Cause;
(ii) a reduction by the Company in the Employee's then current base salary;
(iii) the failure by the Company to continue in effect any benefit or compensation plan in which the Employee was participating immediately prior to such failure other than as result of the normal expiration or amendment of any such plan in accordance with its terms; or the taking of any action, or the failure to act, by the Company which would adversely affect the Employee’s continued participation in any benefit or compensation plan on at least as favorable a basis to the Employee as is the case immediately prior to the action or failure to act or which would materially reduce the Employee's benefits under any such plan or deprive the Employee of any material benefit enjoyed by the Employee immediately prior to the action or failure to act;
(iv) the relocation of the principal place of the Employee's employment to a location 25 miles further from the Employee's then current principal residence;
(v) the failure by the Company upon a Change in Control to obtain an agreement, satisfactory to the Employee, from any successor or assign of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to expressly assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no succession or assignment had taken place; or
(vi) any material default by the Company in the performance of its obligations under this Agreement.
Any event or condition described in this Section 4(b) which occurs prior to the effective date of any Change in Control, but which the Employee reasonably demonstrates (x) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control, or (y) otherwise arose in connection with or in anticipation of a Change in Control, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to such effective date. The Employee’s continued employment or failure to give the Company any notice of termination for Good Reason shall not constitute consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder. For purposes of this Section 4(b), any good faith determination of Good Reason made by the Employee shall be conclusive.
(c) If Employee’s employment with the Company Group terminates by reason of Retirement (as defined below) prior to the Settlement Date, the Committee may, in its sole and absolute discretion, authorize the vesting of the number of SARs pro-rated as determined by a fraction, the numerator of which shall be the number of months (not including any partial months) that have elapsed for the period beginning on the Date of

Grant and ending on the date of Employee’s Retirement, and the denominator of which shall be 36. In such event, the Employee shall remain entitled to settlement of such pro-rated number of SARs on the Settlement Date in accordance with the terms as provided in Section 3. For purposes of this Section 4(c), “Retirement” shall mean termination of Employee’s service relationship with all members of the Company Group which is specifically determined by the Committee in its sole and absolute discretion to constitute Retirement.
(d) If Employee’s employment with the Company Group terminates for any reason other than as described in (a), (b) or (c) above, the SARs shall immediately terminate with no payment therefor.
5.Ownership of Shares. Unless and until a certificate or certificates representing shares of Common Stock shall have been issued by the Company to Employee, Employee (or the person receiving settlement of the SARs in the event of Employee’s death) shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to shares acquirable upon settlement of the SARs. Notwithstanding the foregoing, the Company shall not be obligated to issue any shares of Common Stock if counsel to the Company determines that such sale or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the issuance of shares of Common Stock to comply with any such law, rule, regulation or agreement.
If Employee is subject to taxation in the United Kingdom, Employee irrevocably agrees to enter into a joint election under section 431(1) or section 431(2) of the United Kingdom Income Tax (Earnings & Pensions) Act 2003 if required to do so by the Company on or before settlement of the SARs.
6.Withholding of Tax. To the extent that the grant or settlement of the SARs or the disposition of shares of Common Stock acquired upon settlement of the SARs results in compensation income or wages to Employee for federal, state, local or foreign tax purposes, the Company shall withhold an appropriate number of shares of Common Stock, having a Fair Market Value determined in accordance with the Plan, equal to the amount necessary to satisfy the minimum federal, state, local and foreign tax withholding obligation. Any issuance of shares of Common Stock in settlement of SARS will be net of such shares of Common Stock that are withheld to satisfy applicable taxes pursuant to this Section 6. In lieu of withholding of shares of Common Stock, the Committee may, in its discretion, authorize tax withholding to be satisfied by a cash payment to the Company, by withholding an appropriate amount of cash from base pay or other amounts payable to Employee, or by such other method as the Committee determines may be appropriate to satisfy all obligations for withholding of such taxes.
7.Corporate Acts. The existence of the SARs shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
8.Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company Group as long as Employee remains an employee of any member of the Company Group. Without limiting the scope of the preceding sentence, it is expressly provided that Employee shall be considered to have terminated employment with the Company Group at the time of the termination of the “Affiliate” status under the Plan of the entity or other organization that employs Employee. Nothing in the adoption of the Plan, nor the award of the SARs thereunder pursuant to this Agreement, shall affect in any way the right of Employee or the Company to terminate such employment at any time. Unless otherwise provided in a written employment agreement or by applicable law, Employee’s employment by the Company shall be on an at‑will basis, and the employment relationship may be terminated at any time by either Employee or the Company for any reason whatsoever, with or without cause or notice. Any question as to whether and when there has been a termination of Employee’s employment with the Company, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.
9.Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of Employee, such notices or communications shall be effectively delivered if hand delivered to Employee at Employee’s principal place of employment or if sent by certified mail, return receipt requested, to Employee at the last address Employee has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by certified mail, return receipt requested, to the Company at its principal executive offices.
10.Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.
11.Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the SARs granted hereby; provided, however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment and/or severance agreement between the Company (or an Affiliate) and Employee in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by both Employee and an authorized officer of the Company.
12.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the date first above written.

FORUM ENERGY TECHNOLOGIES, INC.

By:
[Name] [Title]

EMPLOYEE

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